EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of HEICO Corporation on Form S-3 of our report dated December 27, 1996 (September 9, 1997 as to Note 15), appearing in and incorporated by reference in the Annual Report on Form 10-K of HEICO Corporation for the year ended October 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Miami, Florida
November 5, 1997